SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 12/31/2007
FILE NUMBER: 811-2699
SERIES NO.:  1


72DD 1 Total income dividends for which record date passed during the period
       Class A                                          16,276
     2 Dividends for a second class of open end company shares
       Class B                                           2,445
       Class C                                           1,130
       Class R                                             719
       Investor Class                                        0
       Institutional Class                               1,068


73A. 1 Dividends from net invesment income
       Class A                                        $ 0.3539
     2 Dividends for a second class of open end company shares
       Class B                                        $ 0.1469
       Class C                                        $ 0.1469
       Class R                                        $ 0.2846
       Investor Class                                 $      -
       Institutional Class                            $ 0.4692

74U. 1 Number of shares outstanding (000's omitted)
       Class A                                          54,215
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Class B                                          20,154
       Class C                                           9,330
       Class R                                           3,031
       Investor Class                                        -
       Institutional Class                               2,749

74V. 1  Net asset value per share (to nearest cent)
       Class A                                          $23.63
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                          $19.59
       Class C                                          $19.55
       Class R                                          $23.40
       Investor Class                                 $      -
       Institutional Class                              $24.44